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                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                        DETERMINING NET INCOME PER SHARE

                                   (UNAUDITED)

                                 MARCH 31, 1998

                                                      THREE MONTHS ENDED
                                                        MARCH 31, 1998
                                                      ------------------

Shares outstanding at January 1, 1998 .............        8,725,079
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan .............................           16,578
                                                           ---------
Weighted average shares
  outstanding .....................................        8,741,657
                                                           =========

                                 MARCH 31, 1997

                                                      THREE MONTHS ENDED
                                                        MARCH 31, 1997
                                                      ------------------

Shares outstanding at January 1, 1997 .............        8,678,883
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan .............................           12,178
Shares issued in connection with a
  non-qualified stock option plan .................           17,908
                                                           ---------
Weighted average shares
  outstanding .....................................        8,708,969
                                                           =========










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